UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2005, the Compensation Committee of the Board of Directors of UnumProvident Corporation approved amendments to the UnumProvident Corporation Senior Executive Retirement Plan to be effective as of January 1, 2005. The amendments include changing the name of the Plan; listing current senior executive officer participants in the Plan; changing the age at which unreduced benefits will be payable to age 62 for participants who enter the Plan on or after January 1, 2005; deleting the provision which reduced the monthly benefit payable by the participant’s social security amount; and specifying retirement benefits for the participants. The Amended and Restated Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On August 16, 2005, UnumProvident Corporation announced that it had entered into an agreement with Centre Life Reinsurance Ltd. to recapture its closed block individual income protection business originally ceded to Centre in 1996 by Unum Life Insurance Company of America. A copy of the press release announcing the agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this Report:

10.1	Amended and Restated Senior Executive Retirement Plan of UnumProvident Corporation.

99.1	Press Release of UnumProvident Corporation dated August 16, 2005 announcing agreement with Centre Life Reinsurance Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date: August 17, 2005.	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary &
Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT
10.1	Amended and Restated Senior Executive Retirement Plan of UnumProvident Corporation.

99.1	Press Release of UnumProvident Corporation dated August 16, 2005 announcing agreement with Centre Life Reinsurance Ltd.